THIS NOTE (AS DEFINED BELOW) IS ISSUED IN EXCHANGE FOR (WITHOUT ANY ADDITIONAL CONSIDERATION) THAT CERTAIN PROMISSORY NOTE IN THE PRINCIPAL AMOUNT OF $100,000.00 HAVING AN ORIGINAL ISSUE DATE OF DECEMBER 10, 2015. FOR PURPOSES OF RULE 144 (AS DEFINED IN THE EXCHANGE AGREEMENT (AS DEFINED BELOW)), THIS NOTE SHALL BE DEEMED TO HAVE BEEN ISSUED ON DECEMBER 10, 2015.

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND THIS NOTE, THE SECURITIES AND ANY INTEREST THEREIN MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS, WHICH, IN THE OPINION OF COUNSEL FOR THE LENDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE

EXCHANGE PROMISSORY NOTE

$150,000

April 4, 2017
"**Original Issue Date**": December 10, 2015

FOR VALUE RECEIVED, the undersigned, Immune Therapeutics, Inc., a Florida corporation ("**Borrower**"), promises to pay to the order of Robert J. Dailey ("**Lender**"), the principal sum of one hundred fifty thousand dollars ($150,000), together with interest upon the unpaid principal balance (the "**Debt**"), at the rate hereinafter specified, said principal and interest being payable as follows:

The outstanding principal balance of the Debt shall bear interest at the rate of two percent (2%) per annum. Interest on the Debt shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

The principal balance of the Debt and all accrued interest shall become due and payable one (1) year from the Effective Date; provided, however, that the principal balance of the Debt and all accrued interest shall be paid earlier as follows:

(i) If Borrower receives investment capital in an amount equal to or greater than one million five hundred thousand dollars ($1,500,000) during the Term, principal and accrued interest under the Debt shall become immediately due and payable;

(ii) If Borrower uplists its common stock to a global or national exchange for buying and selling its common stock during the Term, principal and accrued interest under the Debt shall become immediately due and payable; or

(iii) Upon the receipt of gross revenues by Borrower equaling or greater than one million five hundred thousand dollars ($1,500,000) during the Term, Borrower shall pay Lender in monthly installments five percent (5%) of gross revenues received on the outstanding principal and accrued interest on the last day of each month beginning the first month after the Borrower has received total gross revenues of $1,500,000 or more.

This Promissory Note (the "**Note**") is being issued pursuant to that certain Debt Purchase and Exchange Agreement, dated of even date herewith, between Borrower and Lender and Marshall Faulk as the original Note holder (the "**Exchange Agreement**"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Exchange Agreement.

For any payment which is not made within ten (10) days of the due date for such payment, Borrower shall pay a late fee. The late fee shall equal five percent (5%) of the unpaid portion of the past-due payment.

All interest and the principal hereof shall be paid to Lender by wire transfer in U.S. dollars in immediately available funds to such bank account as shall be designated by Lender in writing from time to time.

If Borrower shall fail to make payment of any installment of principal and interest, within fifteen (15) days of its due date, or upon the occurrence of any other Event of Default under the Debt Agreement or this Note, then and in any such event, the entire unpaid principal balance of the indebtedness evidenced hereby, together with all interest then accrued, shall, at the absolute option of Lender, at once become due and payable, without demand or notice, the same being expressly waived and Lender may exercise any right, power or remedy permitted by law or equity, or as set forth herein or in the Exchange Agreement.

Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

Borrower waives protest, demand, presentment, and notice of dishonor, and agrees that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the period or periods thereof, without notice to it and without affecting its liability thereon. The liability of Borrower shall be absolute and unconditional and without regard to the liability of any other party hereto.

It is the intention of Lender and Borrower to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall Lender ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum effective contract rate which Lender may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that Lender ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, all lawful interest thereon and all lawful fees and charges in connection therewith, are paid in full, any remaining excess shall forthwith be paid to Borrower, or other party lawfully entitled thereto. All interest paid or agreed to be paid by Borrower shall, to the maximum extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between Lender and Borrower that is in conflict with the provisions of this paragraph.

This Note shall be governed and construed according to the statutes and laws of the State of Florida from time to time in effect.

Upon three (3) business days' prior written notice to Lender, Borrower shall have the right to prepay the indebtedness evidenced hereby in whole or in part by paying the principal amount being prepaid plus accrued interest.

The invalidity or unenforceability of any one or more provisions of this Note shall not render any other provision invalid or unenforceable. The parties hereto shall negotiate in good faith to replace such invalid or unenforceable provision with a valid and enforceable provision to effect the original intent of the parties in a mutually acceptable manner; provided, however, that if the parties cannot agree on such provision after negotiating in good faith within a reasonable period of time under the circumstances, in lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and

assigns; provided, however, that this Note cannot be assigned by Borrower without the prior written consent of Lender, and any such assignment or attempted assignment by Borrower without consent shall be void and of no effect with respect to Lender.

Subject to the Exchange Agreement, Lender may from time to time assign, in whole or in part, this Note and/or the obligations evidenced hereby. The holder of any such assignment, if the applicable agreement between Lender and such holder so provides, shall be entitled to all of the rights, obligations and benefits of Lender as fully as though Borrower were directly indebted to such holder.

Borrower irrevocably appoints each and every officer of Borrower as its attorneys upon whom may be served, by certified mail at the address set forth in the Exchange Agreement, or such other address as may be directed by Borrower, in writing, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note; and Borrower hereby consents that any action or proceeding against it be commenced and maintained in any state or federal court sitting in Orlando, Orange County, Florida, by service of process on any such officer; and Borrower agrees that such courts of the State shall have jurisdiction with respect to the subject matter hereof and the person of Borrower. Borrower agrees not to assert any defense to any action or proceeding initiated by Lender in any such court based upon improper venue or inconvenient forum.

Borrower:

Immune Therapeutics, Inc.

By:______________________________
Noreen Griffin, Chief Executive



17-0331 Exchange Note - RJ D ailey v2.1

Adobe Sign Document History 04/04/2017

Created:	04/04/2017
By:	Kelly Wilson (kelly.wilson@immunetherapeutics.com)
Status:	Signed
Transaction ID:	CBJCHBCAABAA6PylhAe3urmC01Zft0bFrZPcGCupxmS6

"17-0331 Exchange Note - RJ Dailey v2.1" History

- Document created by Kelly Wilson (kelly.wilson@immunetherapeutics.com)
  04/04/2017 - 5:20:39 PM EDT- IP address: 72.238.15.200

- Document emailed to Noreen Griffin (noreen.griffin@immunetherapeutics.com) for signature
  04/04/2017 - 5:21:06 PM EDT

- Document viewed by Noreen Griffin (noreen.griffin@immunetherapeutics.com)
  04/04/2017 - 5:30:14 PM EDT- IP address: 72.238.23.59

- Document e-signed by Noreen Griffin (noreen.griffin@immunetherapeutics.com)
  Signature Date: 04/04/2017 - 5:30:27 PM EDT - Time Source: server- IP address: 72.238.23.59

- Signed document emailed to gaustin@austinlegalgroup.com, rmolski@att.net, arden@austinlegalgroup.com, peter.aronstam@immunetherapeutics.com, Noreen Griffin (noreen.griffin@immunetherapeutics.com) and Kelly Wilson (kelly.wilson@immunetherapeutics.com)
  04/04/2017 - 5:30:27 PM EDT